EXHIBIT 99.1

                               AMENDMENT NUMBER 1
                                       TO
                   SUBORDINATED SECURED CONVERTIBLE DEBENTURES

                                ----------------

THIS IS AMENDMENT NUMBER 1 (the "Amendment") being executed and delivered by and between RG America, Inc., a Nevada corporation ("RG America"), and Debenture Holder as evidenced at the end of this Amendment ("HOLDER"), and dated as of July 30, 2005 in order to amend that certain Debenture by and between RG America and the HOLDER. (the "Debenture").

                                    RECITALS

A. The parties to this Amendment wish to (i) amend certain terms of that certain secured promissory notes of various dates in the principal amount of $400,000 issued pursuant to the Debenture (the "Primary Note"), (ii) restructure the obligations underlying the Primary Note, including the Maturity Date, and (iii) waive any and all Events of Default arising prior to the date hereof under the Debenture, all as further set forth below.

B. In consideration of the accommodations, amendments and waivers set forth in this Amendment, RG America will adjust the conversion price of the o debenture held by HOLDER presently o exercisable on the terms and conditions set forth below.

                                    AGREEMENT

NOW THEREFORE, in consideration of the mutual promises contained in this Amendment and other good and valuable consideration, the sufficiency, mutuality and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Amendment of the Primary Note. The Primary Note shall be amended and restated such that the Maturity Date shall be changed to October 31, 2005.

2. Fee. None.

3. Waiver of Events of Default. On agreement of the Amendment, any and all prior Events of Default set forth in the Debenture, including without limitation, in
Section 7(a) shall be deemed waived without further recourse by HOLDER until the amended maturity date has been reached.



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4. Issuance of Warrant;  Additional Waivers. In connection with the amendment of the Primary Note and as consideration for the waivers and accommodations agreed to by HOLDER in this Amendment, RG America shall issue the Warrants to HOLDER, which shall be substantially in the form of Exhibit A hereto. On receipt of the Shares and the Warrants, HOLDER shall conditionally waive any and all (a) breaches, violations and Events of Default by RG America arising prior to the date hereof under or pursuant to the Debenture, including without limitation, any Event of Default set forth and all damages, costs, fees and expenses arising directly or indirectly from such breaches, violations and defaults, including without limitation, any and all accrued amounts arising from or pursuant to default interest rates and liquidated damages that otherwise may be due and owing by RG America under the Debenture; provided however, that in the event of any default occurring after the Effective Date of this Amendment under the Transaction Documents, as that term is defined in the Debenture, including any breach of this Amendment, then all damages, costs, fees and expenses arising directly or indirectly from such breaches, violations and defaults, including without limitation, any and all accrued amounts arising from or pursuant to default interest rates and liquidated damages as of the Effective Date that otherwise may be due and owing by RG America under the Debenture shall become an obligation of RG America and the foregoing waiver shall be null and void; provided further that, in the interest of clarity, HOLDER has not declared any event of Default under any of the Transaction Documents as of the Effective Date.

5. Registration Agreement. In connection with this Amendment, if RG America files a registration statement in connection with any new financing agreement at any time prior to the maturity date of the Primary Note, then RG America shall include in the registration statement a sufficient number of shares to allow for the full conversion of the Primary Note plus any accrued but unpaid interest thereon, the Shares and the full exercise of all Warrants held by HOLDER including the Warrants issued concurrently herewith. RG America shall use its best efforts to include HOLDER as a party to the registration rights agreement prepared in connection with such New Offering.

6. No Other Effect on the Debenture. Except as amended by this Amendment, the Debenture remains in full force and effect.

7. Effective Date. This Amendment shall be effective as of July 30, 2005 (the "Effective Date").

8. Miscellaneous.

(a) Captions; Certain Definitions. Titles and captions of or in this Amendment are inserted only as a matter of convenience and for reference and in no way define, limit, extend or describe the scope of this Amendment or the intent of any of its provisions. All capitalized terms not otherwise defined herein shall have the meaning therefore, as set forth in the Debenture

(b) Controlling Law. This Amendment is governed by, and shall be construed and enforced in accordance with the laws of the State of Delaware (except the laws of that jurisdiction that would render such choice of laws ineffective).

(c) Counterparts. This Amendment may be executed in one or more counterparts (one counterpart reflecting the signatures of all parties), each of which shall be deemed to be an original, and it shall not be necessary in making proof of this Amendment or its terms to account for more than one of such counterparts. This Amendment may be executed by each party upon a separate copy, and one or more execution pages may be detached from a copy of this Amendment and attached to another copy in order to form one or more counterparts.



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IN WITNESS WHEREOF, this Amendment has been executed and delivered by RG America and HOLDER as of the date first set forth above.

                                       RG America, Inc.

                                       By:
                                             -----------------------------------
                                       Name:
                                             -----------------------------------

Amendment agreed to and accepted by HOLDER listed below:


----------------------------
Name of HOLDER


----------------------------
Amount of Debenture



----------------------------
Signature of HOLDER




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